Exhibit 3.1.13

CERTIFICATE OF INCORPORATION

of

TELEFLEX AUTOMOTIVE INCORPORATED

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby states that:

FIRST: Name. The name of the corporation (hereinafter called the “Corporation”) is:

TELEFLEX AUTOMOTIVE INCORPORATED

SECOND: Registered Office and Agent. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: Purpose and Powers. The nature of the business and the objects or purposes to be transacted, promoted or carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is one dollar ($1.00), amounting in the aggregate to one thousand dollars ($1,000.00).

FIFTH: Incorporation. The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Patricia A. Gritzan	Saul, Ewing, Remick & Saul
3800 Centre Square West
Philadelphia, PA 19102

SIXTH: Term. The Corporation is to have perpetual existence.

SEVENTH: Liability of Stockholders. The stockholders shall not be personally liable for the payment of the debts of the Corporation.

EIGHTH: Liability of Directors. Except to the extent otherwise provided by the General Corporation Law of the State of Delaware, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

NINTH: Bylaws. Except to the extent otherwise provided by the bylaws of the Corporation, the Board of Directors is expressly empowered to adopt, alter or repeal the bylaws of the Corporation.

TENTH: Elections: Books of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. The books of the Corporation may be kept (subject to any requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

ELEVENTH: Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TWELFTH: Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, does hereby make this Certificate of Incorporation, declaring and acknowledging that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of July, 1995

/s/ Patricia A. Gritzan
Patricia A. Gritzan

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

TELEFLEX AUTOMOTIVE INCORPORATED

TELEFLEX AUTOMOTIVE INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Teleflex Automotive Incorporated be amended by changing the First and Second Articles thereof so that, as amended, said Articles shall be and read as follows:

“FIRST: Name. The name of the corporation (hereinafter called the “corporation”) is: TFX Medical Wire Products, Inc.”

“SECOND: Registered Office and Agent. The address, including street, number, city, and county, of the registered office of the corporation in the state of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

2. That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware,

3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Thomas M. Byrne, its Vice President attested by Herbert K. Zearfoss, its Secretary, this 24th day of August, 1995.

TELEFLEX AUTOMOTIVE INCORPORATED

By:	/s/
Vice President

ATTEST:

By:	/s/
Secretary

CERTIFICATE OF MERGER

MERGING

ENTECH, INC.,

a New Jersey corporation

into

TFX MEDICAL WIRE PRODUCTS, INC.,

a Delaware corporation

Pursuant to Section 252 of the General Corporation Law of the State of Delaware, the undersigned corporation DOES HEREBY CERTIFY:

1. That the names and states of incorporation of the constituent corporations of the merger are as follows:

Name	Jurisdiction of Incorporation

Entech, Inc.	New Jersey
TFX Medical Wire Products, Inc.	Delaware

2. That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations, to wit, by TFX Medical Wire Products, Inc. in the manner as provided in Section 252 of the General Corporation Law of the State of Delaware and by Entech, Inc. in accordance with the New Jersey Business Corporation Act.

3. That the authorized capital stock of Entech, Inc. is: (i) 10,000,000 shares of Common Stock with no par value, and (ii) 10,000 shares of Series A Convertible Preferred Stock, par value $1.00 per share.

4. That the name of the surviving corporation of the merger is TFX Medical Wire Products, Inc.

5. That the Certificate of Incorporation of TFX Medical Wire Products, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

6. That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 155 South Limerick Road, Limerick, Pennsylvania 19468.

7. That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

8. That this instrument shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be signed by a duly authorized officer this 2nd day of March, 2007.

TFX MEDICAL WIRE PRODUCTS, INC.

By:	/s/ C. Jeffrey Jacobs
Name:	C. Jeffrey Jacobs
Title:	Vice President

(Corporate Seal)

ATTEST:

By:	/s/ James J. Leyden
	Name:	James J. Leyden
	Title:	Assistant Secretary